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Exhibit 5.3

October 6, 2020

Brookfield Asset Management Inc.
Brookfield Place
181 Bay Street, Suite 300
P.O. Box 762
Toronto, Canada M5J 2T3

Brookfield Finance LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

Brookfield Finance II LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

Brookfield Finance I (UK) plc
Level 25, One Canada Square
London, United Kingdom, E14 5AA

Brookfield Finance (Australia) Pty Ltd
Level 22, 135 King Street,
Sydney, NSW, Australia 2000-1023

  RE: Registration Statement on Forms F-10 and F-3

Ladies and Gentlemen:

        We have acted as special New York and Ontario counsel for Brookfield Asset Management Inc., a corporation organized under the laws of Ontario, Canada (the "Corporation"), Brookfield Finance LLC, a Delaware limited liability company ("BFL"), Brookfield Finance II LLC, a Delaware limited liability company ("BFL II"), Brookfield Finance (Australia) Pty Ltd, a company organized under the laws of Victoria, Australia (the "AUS Issuer") and Brookfield Finance I (UK) plc, a company organized under the laws of England and Wales (the "UK Issuer"), in connection with the joint filing by the Corporation, Brookfield Finance Inc, a corporation organized under the laws of Ontario, Canada, Brookfield Finance II Inc., a corporation organized under the laws of Ontario, Canada, the AUS Issuer, the UK Issuer, BFL and BFL II, of a Registration Statement on Forms F-10 and F-3 (the "Registration Statement") with the U.S. Securities and Exchange Commission for the purpose of registering under the U.S. Securities Act of 1933, as amended (the "Securities Act"), among other securities, (a) debt securities to be issued by BFL, the AUS Issuer and the UK Issuer (the "Debt Securities") and fully and unconditionally guaranteed by the Corporation, to be issued pursuant to one or more indentures either entered into or to be entered into in connection with the issuance of Debt Securities thereunder (the "Indentures"), among either BFL, the AUS Issuer or the UK Issuer as the issuer, the Corporation, as guarantor, and Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee, or another trustee selected by the applicable issuer (together, the "Trustees"), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer's certificates and/or supplemental indentures to the Indentures (each, a "Supplemental Indenture"); (b) guarantees (the "Debt Guarantees") of the Debt Securities by the Corporation as provided for in the Indentures; (c) preferred shares representing limited liability company interests to be issued by BFL II (the "Preferred Shares"); and (d) the full and unconditional guarantees of the Preferred Shares by the Corporation (the "Preferred Share Guarantees," and together with the Debt Guarantees, the "Guarantees").

October 6, 2020

        We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

        In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Corporation, BFL, BFL II, the AUS Issuer and the UK Issuer that we reviewed were and are accurate, and (vi) all representations made by the Corporation, BFL, BFL II, the AUS Issuer and the UK Issuer as to matters of fact in the documents that we reviewed were and are accurate.

        Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

  (1)
  assuming each Indenture and the relevant Supplemental Indenture have been duly authorized by the Trustees, and when (i) each Indenture and the relevant Supplemental Indenture have been executed and delivered by the Corporation, the Trustees, and either BFL, the AUS Issuer, or the UK Issuer, as applicable; (ii) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with each Indenture and the relevant Supplemental Indentures; and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with each Indenture, the applicable Supplemental Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of BFL, the AUS Issuer or the UK Issuer, as applicable, and the Debt Guarantees thereof will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

  (2)
  With respect to the any series of Preferred Shares offered by BFL II pursuant to the Registration Statement (the "Offered Preferred Shares"), when (i) the Board of Managers of BFL II and appropriate officers of BFL II have taken all necessary limited liability company action to approve the issuance, sale and terms of the Offered Preferred Shares and related matters; (ii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established and are then in conformity with the limited liability company agreement of BFL II ("BFL II LLC Agreement"), relating to the Offered Preferred Shares, so as not to violate any applicable law or the BFL II LLC Agreement; and (iii) the Offered Preferred Shares have been registered by the transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to the Offered Preferred Shares as determined by the Board of Managers of BFL II thereof and as contemplated by any applicable underwriting agreement, the Offered Preferred Shares will be validly issued and fully paid and, under the Delaware Limited Liability Company Act, as amended ("DLLCA"), the holders of such Offered Preferred Shares will have no obligation to make further payments for the purchase of the Offered Preferred Shares or contributions to BFL II solely by reason of their ownership of the Offered Preferred Shares, except for their obligation to repay any funds wrongfully distributed to them.

October 6, 2020

  (3)
  With respect to the Preferred Share Guarantees, when (a) the board of directors of the Corporation has taken all necessary action to approve the issuance and terms of the Preferred Share Guarantees and related matters and (b) such Preferred Share Guarantees have been duly issued and delivered as contemplated in the Registration Statement and duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Corporation board approval referenced in this opinion (3)(a), such Preferred Share Guarantees will be legally issued and constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

        In connection with the opinions expressed above, we have assumed that, (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (ii) an appropriate prospectus supplement with respect to the Debt Securities, Offered Preferred Shares and/or the Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder.

        Further, with respect to opinions 1 and 3 expressed above, we have assumed that at or prior to the time of the delivery of any Debt Securities and/or the related Guarantees, (i) all corporate or other action required to be taken to duly authorize each proposed issuance of the Debt Securities and any related documentation shall have been duly completed by the Corporation, BFL, the AUS Issuer and the UK Issuer, as applicable, and shall remain in full force and effect; (iii) the Indentures, the Supplemental Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of BFL, the AUS Issuer, the UK Issuer and the Corporation); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities and Guarantees. We have also assumed that the execution, delivery and performance by BFL, the AUS Issuer, the UK Issuer and the Corporation of any Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon BFL, the AUS Issuer, the UK Issuer or the Corporation.

        We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario, (b) the laws of the State of New York and (c) the DLLCA, in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indentures, any Supplemental Indentures or the issuance and sale of any Debt Securities, Guarantees or Preferred Shares.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP

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  Exhibit 5.3